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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-06611) and related prospectus of Wang Laboratories, Inc. for the registration of (i) 2,875,000 Depositary Shares each representing a 1/20 interest in a share of 6 1/2 % Series B Cumulative Convertible Preferred Stock, (ii) 143,750 shares of 6 1/2 % Series B Cumulative Convertible Preferred Stock, and (iii) 5,411,900 shares of Common Stock and to the incorporation by reference therein of (1) our report dated July 26, 1995 with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1995, and (2) our report dated March 6, 1996 with respect to the consolidated financial statements of Wang Laboratories, Inc., included in its Current Report on Form 8-K dated April 4, 1996, each as filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP

Boston, Massachusetts

August 12, 1996